Exhibit 3.43

CERTIFICATE OF FORMATION

OF

WIRELESS ONE OF NORTH CAROLINA, L.L.C.

Pursuant to Section 18-101, et. seq. of Title 6 of the Delaware Code, the undersigned hereby states:

1.	NAME

The name of the limited liability company is WIRELESS ONE OF NORTH CAROLINA, L.L.C. (the “LLC”).

2.	REGISTERED OFFICE AND AGENT

The address of the LLC’s registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of the LLC’s registered agent at such address is the Corporation Service Company.

3.	DISSOLUTION

The latest date on which the LLC is to dissolve is June 30, 2094.

4.	AUTHORIZED PERSON

The name and address of the authorized person is Timothy A. Lloyd, Esq., Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004. The powers of the authorized person shall terminate upon the filing of this Certificate of Formation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of WIRELESS ONE OF NORTH CAROLINA, L.L.C. this 4th day of October, 1996.

By:	/s/ Timothy A. Lloyd
Timothy A. Lloyd

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/04/1995 950228623 – 2519817

SOSID: 0395251 Date Filed: 9/14/2007 12:48:00 PM Elaine F. Marshall North Carolina Secretary of State C200725700014

STATE OF NORTH CAROLINA

DEPARTMENT OF THE SECRETARY OF STATE

STATEMENT OF CHANGE OF REGISTERED

OFFICE AND/OR REGISTERED AGENT

Pursuant to §55D-31 of the General Statutes of North Carolina, the undersigned entity submits the following for the purpose of changing its registered office and/or registered agent in the State of North Carolina.

INFORMATION CURRENTLY ON FILE

The name of the entity is: Wireless One of North Carolina, L.L.C.

Entity Type:	☐Corporation, ☐Foreign Corporation, ☐Nonprofit Corporation, ☐Foreign Nonprofit Corporation,
☐Limited Liability company, ☒Foreign Limited Liability Company, ☐Limited Partnership,
☐Foreign Limited Partnership, ☐Limited Liability Partnership, ☐Foreign Limited Liability Partnership

The street address and county of the entity’s registered office currently on file is:

Number and Street	1000 Progress Place NE

City, State, Zip Code:	Concord, NC 28025	County:	Cabarrus

The mailing address if different from the street address of the registered office currently on file is:

The name of the current registered agent is:	James E. Hausman

NEW INFORMATION

1.	The street address and county of the new registered office of the entity is:
(complete this item only if’ the address of the registered office is being changed)

Number and Street:	225 Hillsborough Street

City, State, Zip Code:	Raleigh, North Carolina, 27603	County:	Wake

2.	The mailing address if different from the street address of the new registered office is:
(complete this item only if the address ‘of the registered office is being changed)

3.	The name of the new registered agent and the new agent’s consent to appointment appears below:
(complete this item only if the name of the registered agent is being changed)

C T Corporation System

C T Corporation System	By: [Ron Strickland, Spec. Asst Sec]
Type or Print Name of New Agent	Signature & Title

4.	The address of the entity’s registered office and the address of the business office of its registered agent, as changed, will be identical.

5.	This statement will be effective upon filing, unless a date and/or time is specified:

This is the 6th day of September, 2007.	Wireless One of North Carolina, L.L.C.
Entity Name

/s/ John Fletcher
Signature

John Fletcher, Executive Vice President and General Counsel
Type or Print Name and Title

Notes: Filing fee is $5.00. This document must be filed with the Secretary of State.

* Instead of signing here, the new registered agent may sign a separate written consent to the appointment which must be [......]

CORPORATIONS DIVISION Revised January 2002	P. O. Box 29622	Authorized to sign in accordance With NCGS 57C-3-24

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